                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549





                                    FORM 8-K


                                 CURRENT REPORT



     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934




         Date of Report (Date of earliest event reported) April 8, 2003




                         DIALYSIS CORPORATION OF AMERICA
                  --------------------------------------------
             (Exact name of registrant as specified in its charter)




           Florida                        0-8527                59-1757642
------------------------------       -----------------     ------------------
(State or other jurisdiction          (Commission         (IRS Employer
      of incorporation)               File Number)         Identification No.)




  1344 Ashton Road, Hanover, Maryland                            21076
 --------------------------------------                     ---------------
  (Address of principal executive offices)                     (Zip Code)





       Registrant's telephone number, including area code (410) 694-0500
                                                          --------------


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ITEM 5.  OTHER EVENTS AND REQUIRED FD DISCLOSURES

         On April 8, 2003, the company acquired certain assets from Gambro Healthcare Renal Care, Inc. ("Gambro") under an Asset Sale Agreement for $75,000, which assets include furniture, fixtures and certain dialysis equipment and patient relationships relating to Gambro's outpatient dialysis facility located in Adel, Georgia. We have established a new dialysis facility in Adel, Georgia and assumed Gambro's lease. The Adel facility anticipates receipt of its licensure in the near future.

         Certain assets were not acquired, and we did not assume any liabilities other than our assumption of the lease and a medical waste service agreement.

         We obtained a non-compete agreement from Gambro and its affiliates within a 15 mile radius of our new Adel, Georgia dialysis facility.



ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

         (a)      Financial Statements of Business Acquired

                  None

         (b)      Pro Forma Financial Information

                  None

         (c)      Exhibits

                  (10)     Material Contracts

                           (i) Asset Sale Agreement between the Company and Gambro Healthcare Renal Care, Inc. dated April 7, 2003.
                           (ii) Lease Agreement between Russell Acree, M.D. and Community Dialysis Centers, Inc. (now Gambro Healthcare Renal Care, Inc.) dated February 1, 1988.
                           (iii) First Amendment to Lease Agreement between Russell Acree, M.D. and Gambro Healthcare Renal Care, Inc. (formerly Community Dialysis Centers, Inc.) dated April 30, 1998.
                           (iv) Second Amendment to Lease Agreement between Russell Acree, M.D. and Gambro Healthcare Renal Care, Inc. (formerly Community Dialysis Centers, Inc.) dated November 12, 2002.
                           (v) Landlord's Consent to Assignment of Lease Agreement dated April 1, 2003.



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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          DIALYSIS CORPORATION OF AMERICA


                                          By:  /s/ Stephen W. Everett
                                            -----------------------------------
                                               STEPHEN W. EVERETT, President

Dated:  April 9, 2003


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